SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2005

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-10307	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On February 4, 2005 Imperial Sugar Company and Michigan Sugar Company reached a tentative agreement, subject to definitive documentation, to amend the exclusive ten-year marketing agreement that commenced with the sale by Imperial of its then subsidiary company in February 2002 to a Michigan producer cooperative that formed Michigan Sugar Company (“MSC”). The original agreement provided that Imperial would market the sugar production of MSC for a multi-year period ending in May 2011.

Pursuant to the amended agreement, MSC will assume responsibility for the sales and marketing of sugar production at MSC including production from the Bay City facility formerly known as Monitor Sugar Company, which was acquired by MSC last year. All of the administrative functions of MSC’s newly combined operation, including invoicing, customer service and credit and collections will be handled by Imperial personnel. Previously, Imperial handled MSC operations only. The term of the agreement will remain the same and the economics of the amended agreement are intended to be relatively neutral.

Item 9.01 – Financial Statements & Exhibits

(c)	Exhibits

99.1	Press release of Imperial Sugar Company dated February 4, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: February 7, 2005	By:	/s/ H. P. Mechler
H. P. Mechler
Vice President, Accounting and Finance